Schvaneveldt & Company
                           Certified Public Accountant
                        275 East South Temple, Suite #300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.



                       Consent of Darrell T. Schvaneveldt
                               Independent Auditor




I consent to the use, of our report dated June 22, 1999, on the financial statements of HLHK World Group, Inc., dated August 11, 1999, included herein, in their filing of the 10SB.



                                        /s/ Schvaneveldt & Company
Salt Lake City, Utah
July 6, 1999